SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 29, 1998

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                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)




            New York                      001-11988              22-2365834
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)





            775 Passaic Avenue,
         West Caldwell, New Jersey                                   07006
  (Address of principal executive offices)                        (Zip code)




       Registrant's telephone number, including area code: (973) 882-0004






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Item 2.  Acquisition or Disposition of Assets.


         On October 29, 1998, Greg Manning Auctions, Inc. (the "Company") completed the acquisition (the "Acquisition") of all of the capital stock of Teletrade, Inc. from Leon Liebman, Richard Makely and Bernard Rome. The purchase price for the Acquisition was approximately $6 million, consisting of $1.8 million in securities of the Company, $3.0 million in cash and $0.75 million in promissory notes. The amount of consideration paid was determined by arm's length negotiations among the Company and Messrs. Liebman, Makely and Rome. The cash used for the Acquisition was available from (i) the purchase by each of Leon Liebman, Greg Manning and Afinsa Bienes Tangibles S.A. of 200,000 shares of common stock of the Company and (ii) a term loan, as described below.

         Mr. Liebman will continue to have a relationship with the Company. He was elected to the board of directors of the Company and will be employed by the Company as a consultant.

         Teletrade, Inc. is a New York-based company which operates an electronic online, telephone and internet-based auction system for the sale of collectibles, principally certified coins, gemstones, sports trading cards and sports memorabilia.

         Prior to the consummation of the Acquisition, the Company secured an additional term loan (the "Term Loan") from Brown Brothers Harriman & Co. in the amount of $1,500,000, bearing interest at the rate of 10% per annum, payable monthly. The Term Loan is secured by all personal property and fixtures of the Company, including accounts, contract rights, equipment, inventory and general intangibles, and including the personal property and fixtures of Teletrade, Inc.

         The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, dated as of October 29, 1998, by and among the Company, Leon Liebman, Richard Makely and Bernard Rome, which is filed herewith as Exhibit 10.1 and which is incorporated in its entirety herein by reference.

         The foregoing description of the Term Loan is qualified in its entirety by reference to the secured promissory note, which is filed herewith as Exhibit
10.3 and which is incorporated in its entirety herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after November 13, 1998.





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(b)               Pro Forma Financial Information

        In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after November 13, 1998.

(c)              Exhibits

        10.1 Stock Purchase Agreement dated as of October 29, 1998 among the Company, Leon Liebman, Richard Makely and Bernard Rome

        10.2 Consulting Agreement dated as of October 29, 1998 between the Company and Leon Liebman

        10.3 Secured Promissory Note dated October 29, 1998 by the Company, as maker, in favor of Brown Brothers Harriman & Co., as payee

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Greg Manning Auctions, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:    November 13, 1998                 GREG MANNING AUCTIONS, INC.


                                           By:   /s/ GREG MANNING
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                                           Greg Manning
                                           President and Chief Executive Officer







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